Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS THIRD QUARTER RESULTS

COMPARABLE STORE SALES INCREASE 3.4%

COMPANY UPDATES OUTLOOK FOR FISCAL 2018

Columbus, Ohio - December 7, 2018 - Big Lots, Inc. (NYSE: BIG) today reported a loss of $6.6 million, or $0.16 per share, for the third quarter of fiscal 2018 ended November 3, 2018. This result compares to our guidance in the range of income of $0.04 per diluted share to a loss of $0.06 per share, and to last year’s third quarter adjusted income of $2.5 million, or $0.06 per diluted share (see non-GAAP table included later in this release). Comparable store sales for the third quarter of fiscal 2018 increased 3.4% compared to our guidance of +2% to +4%. Net sales for the third quarter of fiscal 2018 were $1,149.4 million, an increase of 3.6% compared to $1,109.2 million for the same period last year with the increase in comparable store sales and a favorable impact from the fiscal calendar shift partially offset by a lower store count year-over-year.

Commenting on today’s release, Bruce Thorn, President and Chief Executive Officer of Big Lots, stated, “In terms of third quarter, we were pleased to achieve our second consecutive quarter of positive comps, but our bottom line results fell short of our expectations. While we expect near-term results to be challenging this holiday season, we have a strong brand, great people, and we are working swiftly to enhance our current strategy, identify new growth opportunities, and position our business for profitable expansion well into the future.”

Mr. Thorn continued, “I’m excited to have recently joined the Big Lots’ family at this point in its journey and I am optimistic about the future of our Company. In my first 60 days with the Company, I have invested time with my executive team to better understand our business and the opportunities, and I have met with many of our business leaders and associates through roadshows, town halls, and store and distribution center visits. We have great people and I have been particularly impressed with their passion and energy as we prepare to serve Jennifer this holiday season.”

Inventory ended the third quarter of fiscal 2018 at $1,074 million, compared to $1,038 million for the third quarter of fiscal 2017, with the increase in inventory primarily driven by the shift and timing of our retail calendar compared to last year, partially offset by a lower store count year over year.

We ended the third quarter of fiscal 2018 with $62 million of Cash and Cash Equivalents and $488 million of borrowings under our credit facility compared to $58 million of Cash and Cash Equivalents and $372 million of borrowings under our credit facility as of the end of the third quarter of fiscal 2017. Cash flow (cash provided by operating activities less capital expenditures) over the last 12 months has been focused on investing in strategic initiatives designed to support future growth, such as our store of the future remodel program and our California distribution center scheduled to open in fiscal 2019.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Total Cash Returned To Shareholders
As announced in a separate press release earlier today, on December 4, 2018, our Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $12 million is payable on December 28, 2018 to shareholders of record as of the close of business on December 14, 2018. Year to date, approximately $139 million has been returned to shareholders in the form of share repurchases and dividend payments.

FISCAL Q4 2018 GUIDANCE

•	Updates Q4 guidance for comparable store sales in the range of flat to an increase of 2%

•	Updates Q4 guidance for income of $2.20 to $2.40 per diluted share, compared to adjusted income of $2.57 per diluted share (non-GAAP) for the same period last year

For the fourth quarter of fiscal 2018, we estimate income will be in the range of $2.20 to $2.40 per diluted share, compared to adjusted income of $2.57 per diluted share (non-GAAP) for the fourth quarter of fiscal 2017. This guidance is based on a comparable store sales in the range of flat to an increase of 2%.

FISCAL 2018 GUIDANCE

•	Affirms guidance for fiscal 2018 comparable store sales increase of approximately 1%

•	Updates guidance for fiscal 2018 adjusted income to be in the range of $3.55 to $3.75 per diluted share (non-GAAP), compared to fiscal 2017 adjusted income of $4.45 per diluted share (non-GAAP)

Based on operating results for the first three quarters and our expectations for the fourth quarter of fiscal 2018 noted above, we now estimate fiscal 2018 adjusted income in the range of $3.55 to $3.75 per diluted share (non-GAAP). This compares to adjusted income of $4.45 per diluted share (non-GAAP) for fiscal 2017. This annual guidance is based on a comparable store sales increase of approximately 1%.

	Full Year

	2018 Guidance	2017

Earnings per diluted share - adjusted basis (1)	$3.55 - $3.75	$4.45

(1) Non-GAAP detailed reconciliation provided in our statements below.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. to discuss our financial results for the third quarter of fiscal 2018 and provide commentary on our outlook for fiscal 2018. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com. If you are unable to join the webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, December 21, 2018. A replay of this call will also be available beginning today at 12:00 noon through December 21 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International) and entering Replay Passcode 3446862. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a community retailer operating 1,423 BIG LOTS stores in 47 states, dedicated to friendly service, trustworthy value, and affordable solutions in every season and category - furniture, food, décor, and more. We exist to serve everyone like family, providing a better shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	NOVEMBER 3	OCTOBER 28
	2018	2017
	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$61,938	$58,012
Inventories	1,073,885	1,038,156
Other current assets	141,424	118,822
Total current assets	1,277,247	1,214,990

Property and equipment - net	782,771	537,563

Deferred income taxes	22,923	47,027
Other assets	50,075	46,529
	$2,133,016	$1,846,109

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$479,634	$493,097
Property, payroll and other taxes	85,775	87,007
Accrued operating expenses	112,458	77,683
Insurance reserves	38,070	41,561
Accrued salaries and wages	28,342	31,563
Income taxes payable	1,295	865
Total current liabilities	745,574	731,776

Long-term obligations under bank credit facility	488,000	371,900

Deferred rent	61,054	56,622
Insurance reserves	55,769	56,948
Unrecognized tax benefits	12,738	15,732
Synthetic lease obligation	131,644	—
Other liabilities	45,505	47,467

Shareholders' equity	592,732	565,664
	$2,133,016	$1,846,109

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	NOVEMBER 3, 2018		OCTOBER 28, 2017
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,149,402	100.0	$1,109,184	100.0
Gross margin	459,174	39.9	443,626	40.0
Selling and administrative expenses	436,826	38.0	408,314	36.8
Depreciation expense	31,911	2.8	29,508	2.7
Operating (loss) profit	(9,563)	(0.8)	5,804	0.5
Interest expense	(3,138)	(0.3)	(2,077)	(0.2)
Other income (expense)	59	0.0	405	0.0
(Loss) income before income taxes	(12,642)	(1.1)	4,132	0.4
Income tax benefit	(6,086)	(0.5)	(240)	(0.0)
Net (loss) income	($6,556)	(0.6)	$4,372	0.4

Earnings (loss) per common share
Basic	($0.16)		$0.10
Diluted	($0.16)		$0.10

Weighted average common shares outstanding
Basic	40,021		41,967
Dilutive effect of share-based awards	—		557
Diluted	40,021		42,524

Cash dividends declared per common share	$0.30		$0.25

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	39 WEEKS ENDED		39 WEEKS ENDED
	NOVEMBER 3, 2018		OCTOBER 28, 2017
		%		%
	(Unaudited)		(Unaudited)

Net sales	$3,639,554	100.0	$3,623,751	100.0
Gross margin	1,462,551	40.2	1,460,401	40.3
Selling and administrative expenses	1,301,523	35.8	1,239,440	34.2
Depreciation expense	90,936	2.5	87,489	2.4
Operating profit	70,092	1.9	133,472	3.7
Interest expense	(7,121)	(0.2)	(4,705)	(0.1)
Other income (expense)	716	0.0	323	0.0
Income before income taxes	63,687	1.7	129,090	3.6
Income tax expense	14,840	0.4	44,086	1.2
Net income	$48,847	1.3	$85,004	2.3

Earnings per common share
Basic	$1.19		$1.97
Diluted	$1.19		$1.95

Weighted average common shares outstanding
Basic	41,065		43,155
Dilutive effect of share-based awards	138		409
Diluted	41,203		43,564

Cash dividends declared per common share	$0.90		$0.75

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	NOVEMBER 3, 2018	OCTOBER 28, 2017
	(Unaudited)	(Unaudited)

Net cash used in operating activities	($70,140)	($70,890)

Net cash used in investing activities	(109,607)	(41,602)

Net cash provided by financing activities	183,228	114,495

Increase in cash and cash equivalents	3,481	2,003
Cash and cash equivalents:
Beginning of period	58,457	56,009
End of period	$61,938	$58,012

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	39 WEEKS ENDED	39 WEEKS ENDED
	NOVEMBER 3, 2018	OCTOBER 28, 2017
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$40,420	$29,072

Net cash used in investing activities	(281,033)	(93,293)

Net cash provided by financing activities	251,375	71,069

Increase in cash and cash equivalents	10,762	6,848
Cash and cash equivalents:
Beginning of period	51,176	51,164
End of period	$61,938	$58,012

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense (benefit), effective income tax rate, net income, and diluted earnings per share for the year-to-date 2018, the third quarter of 2017, the year-to-date 2017, the fourth quarter of 2017 and the full year 2017 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

Year-to-date 2018 - Thirty-nine weeks ended November 3, 2018

	As Reported	Adjustment to exclude CEO retirement costs	Adjustment to exclude shareholder litigation matter	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,301,523	$(7,018)	$(3,500)	$1,291,005
Selling and administrative expense rate	35.8%	(0.2%)	(0.1%)	35.5%
Operating profit	70,092	7,018	3,500	80,610
Operating profit rate	1.9%	0.2%	0.1%	2.2%
Income tax expense	14,840	895	879	16,614
Effective income tax rate	23.3%	(0.6%)	(0.3%)	22.4%
Net income	48,847	6,123	2,621	57,591
Diluted earnings per share	$1.19	$0.15	$0.06	$1.40

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) (1) the costs associated with the retirement of our former CEO of $7,018 ($6,123, net of tax); and (2) a pretax charge related to the settlement in principle of shareholder litigation matters of $3,500 ($2,621, net of tax).

Third quarter of 2017 - Thirteen weeks ended October 28, 2017

	As Reported	Adjustment to exclude gain on insurance recoveries	As Adjusted (non-GAAP)
Selling and administrative expenses	$408,314	$3,000	$411,314
Selling and administrative expense rate	36.8%	0.3%	37.1%
Operating profit	5,804	(3,000)	2,804
Operating profit rate	0.5%	(0.3%)	0.3%
Income tax benefit	(240)	(1,149)	(1,389)
Effective income tax rate	(5.8%)	(116.9%)	(122.7%)
Net income	4,372	(1,851)	2,521
Diluted earnings per share	$0.10	$(0.04)	$0.06

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP a pretax gain on insurance recoveries associated with merchandise-related legal matters of $3,000 ($1,851, net of tax).

Year-to-date 2017 - Thirty-nine weeks ended October 28, 2017

	As Reported	Adjustment to exclude gain on insurance recoveries	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,239,440	$3,000	$1,242,440
Selling and administrative expense rate	34.2%	0.1%	34.3%
Operating profit	133,472	(3,000)	130,472
Operating profit rate	3.7%	(0.1%)	3.6%
Income tax expense	44,086	(1,149)	42,937
Effective income tax rate	34.2%	(0.1%)	34.1%
Net income	85,004	(1,851)	83,153
Diluted earnings per share	$1.95	$(0.04)	$1.91

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP a pretax gain on insurance recoveries associated with merchandise-related legal matters of $3,000 ($1,851, net of tax).

Fourth quarter of 2017 - Fourteen weeks ended February 3, 2018

	As Reported	Impact on deferred taxes resulting from U.S. tax reform	As Adjusted (non-GAAP)
Selling and administrative expenses	$484,556	$—	$484,556
Selling and administrative expense rate	29.5%	—	29.5%
Operating profit	167,881	—	167,881
Operating profit rate	10.2%	—	10.2%
Income tax expense	61,436	(4,517)	56,919
Effective income tax rate	37.0%	(2.7%)	34.2%
Net income	104,828	4,517	109,345
Diluted earnings per share	$2.46	$0.11	$2.57

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP the impact to deferred taxes resulting from the U.S. Tax Cuts and Jobs Act of 2017 of $4,517.

Full Year 2017 - Fifty-three weeks ended February 3, 2018

	As Reported	Adjustment to exclude gain on insurance recoveries	Impact on deferred taxes resulting from U.S. tax reform	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,723,996	$3,000	$—	$1,726,996
Selling and administrative expense rate	32.7%	0.1%	—	32.8%
Operating profit	301,353	(3,000)	—	298,353
Operating profit rate	5.7%	(0.1%)	—	5.7%
Income tax expense	105,522	(1,149)	(4,517)	99,856
Effective income tax rate	35.7%	(0.0%)	(1.5%)	34.2%
Net income	189,832	(1,851)	4,517	192,498
Diluted earnings per share	$4.38	$(0.04)	$0.10	$4.45

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) a pretax gain on insurance recoveries associated with merchandise-related legal matters of $3,000 ($1,851, net of tax); and (2) the impact to deferred taxes resulting from the U.S. Tax Cuts and Jobs Act of 2017 of $4,517.

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.